Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	09-30-08	09-30-07
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$11,739	$12,074
INTEREST BEARING BALANCES WITH BANKS	802	0
FEDERAL FUNDS SOLD	—	37,486

INVESTMENTS	83,060	86,229

LOANS:	407,357	394,732
RESERVE FOR LOAN LOSSES	(4,522)	(3,985)

BANK PREMISES, FURNITURE & FIXTURES	11,933	9,299
OTHER REAL ESTATE OWNED	1,991	2,294
GOODWILL	16,558	16,558
CORE DEPOSIT INTANGIBLE	1,681	1,789
OTHER ASSETS	19,314	14,385
TOTAL ASSETS	$549,913	$570,861

LIABILITIES AND CAPITAL
DEMAND	$41,850	$43,416
SAVINGS	218,888	230,288
TIME	156,969	172,741
TOTAL DEPOSITS:	$417,707	$446,445

LIABILITIES FOR BORROWED MONEY	40,381	37,236
FEDERAL FUNDS PURCHASED	14,960	—
OTHER LIABILITIES	3,522	6,918
TOTAL LIABILITIES	$476,570	$490,599

EQUITY CAPITAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,810	34,836
UNDIVIDED PROFITS	41,733	39,814
NET UNREALIZED GAIN (LOSS)	(1,250)	6,644
LESS: TREAS STOCK (2008 - 105,426 SHS)	(4,175)	(3,257)
TOTAL EQUITY CAPITAL	$73,343	$80,262
TOTAL LIABILITIES AND CAPITAL	$549,913	$570,861

BOOK VALUE	$31.68	$34.34